Exhibit 23.1





                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 23, 1998 incorporated by reference in South Alabama Bancorporation's Form 10-K for the year ended December 31, 1997 and to all reference to our firm included in or made a part of this Registration Statement.




                              /s/ Arthur Andersen LLP


Birmingham, Alabama
November 2, 1998